UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2005
NASTECH PHARMACEUTICAL COMPANY INC.
(Exact name of registrant as specified in charter)

DELAWARE	0-13789	11-2658569
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3450 Monte Villa Parkway
Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)
425-908-3600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 5, 2005, pursuant to the authority delegated by the board of directors (the “Board of Directors”) of Nastech Pharmaceutical Company Inc. (the “Company”), the Compensation Committee of the Board of Directors authorized the Company to:
     (a) enter into a restricted stock grant agreement, effective October 5, 2005, with Dr. Paul H. Johnson, Ph.D., pursuant to which Dr. Johnson was issued 7,500 shares of restricted common stock of the Company, par value $0.006 per share (the “Common Stock”), pursuant to the Company’s 2004 Stock Incentive Plan originally effective as of April 14, 2004 and amended on July 20, 2005. The restricted Common Stock will vest in three equal annual installments beginning on October 5, 2006. A copy of the restricted stock grant agreement is filed as exhibit 10.1 herewith; and
     (b) enter into an incentive stock option agreement, dated as of October 5, 2005, with Dr. Johnson, pursuant to which Dr. Johnson was issued options to purchase 7,500 shares of Common Stock, pursuant to the Company’s 2002 Stock Option Plan originally effective as of May 2, 2002. The options have an exercise price of $14.79 per share and will vest in three equal annual installments beginning on October 5, 2006. A copy of the stock option agreement is filed as exhibit 10.2 herewith.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
10.1	Restricted Stock Grant Agreement effective October 5, 2005 by and between Nastech Pharmaceutical Company Inc. and Dr. Paul H. Johnson, Ph.D.

10.2	Stock Option Agreement dated as of October 5, 2005 between Nastech Pharmaceutical Company Inc. and Dr. Paul H. Johnson, Ph.D.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nastech Pharmaceutical Company Inc.

(Registrant)

By:	/s/ Philip C. Ranker

Name:	Philip C. Ranker
Title:	Chief Financial Officer
Dated:
October 7, 2005

Exhibit Index

Exhibit No.	Description
10.1	Restricted Stock Grant Agreement effective October 5, 2005 by and between Nastech Pharmaceutical Company Inc. and Dr. Paul H. Johnson, Ph.D.

10.2	Stock Option Agreement dated as of October 5, 2005 between Nastech Pharmaceutical Company Inc. and Dr. Paul H. Johnson, Ph.D.